Exhibit 99.1

1550 Peachtree Street, N.W.  Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Delivers Strong Revenue and Earnings in Second Quarter 2007;

Completes Largest Acquisition in Company’s History

ATLANTA, July 23, 2007 — Equifax Inc. (NYSE: EFX) today reported second quarter results. Revenue increased to $454.5 million, up 17 percent compared to the second quarter of 2006. Diluted earnings per share (“EPS”) was 51 cents, a 4 percent decrease from the second quarter of 2006.   On a non-GAAP basis, diluted EPS adjusted for acquisition-related amortization expense and excluding the favorable net impact of several 2006 litigation-related matters, increased 8 percent to 57 cents from the second quarter of 2006.  Our second quarter operating results include TALX Corporation subsequent to the date of acquisition on May 15, 2007.

“In the second quarter we completed, ahead of schedule, the acquisition of TALX, a leading provider of employment and income verification and human resources outsourcing services,” said Richard F. Smith, Equifax Chairman and Chief Executive Officer.  “At the same time, we kept our focus on customers of the traditional Equifax businesses and, excluding the impact of TALX, delivered 8 percent revenue growth, including double-digit growth in our International, North America Personal Solutions and North America Commercial Solutions businesses.”

Second Quarter 2007 Highlights

•                  Solid double-digit revenue growth in our International, North America Personal Solutions and North America Commercial Solutions operating segments and the acquisition of TALX contributed to a 17 percent increase in revenue in the second quarter of 2007, when compared to the same period in 2006.

•                  Operating margin was 26.4 percent compared to 24.9 percent in the second quarter of 2006.

•                  Operating income grew to $119.8 million, up 24 percent from the second quarter of 2006.  On a non-GAAP basis, excluding the impact of the second quarter 2006 litigation matters mentioned above, operating income grew 8 percent.

•                  Net income rose to $70.1 million, a one percent increase from the second quarter of 2006, which included the favorable net impact of the 2006 litigation-related matters.  On a non-GAAP basis excluding the impact of these litigation matters, net income increased 9 percent.

•                  Total debt increased to $1.2 billion in the second quarter of 2007, from $503.9 million at December 31, 2006.  The increase resulted primarily from our issuance of an aggregate of $550 million of ten- and thirty-year fixed rate senior notes in late June, assumption of $75 million in senior guaranteed notes of TALX and commencement of a commercial paper program on May 22, 2007 to refinance certain other outstanding debt.

•                  We repurchased 4.2 million of our common shares for $179.3 million in the quarter, as part of our previously announced share repurchase programs.

U.S. Consumer Information Solutions

Total revenue was $250.0 million in the second quarter of 2007, a 2 percent increase from the second quarter of 2006.  Solid demand for our online consumer information solutions product lines was partially offset by weakness in the mortgage and marketing services markets.  Operating margin for U.S. Consumer Information Solutions was 40.4 percent in the second quarter of 2007 versus 41.5 percent in the second quarter of 2006.

•                  Online Consumer Information Solutions revenue was $165.4 million, up 5 percent compared to the second quarter of 2006.

•                  Mortgage Reporting Solutions revenue was $19.0 million, down 1 percent compared to the second quarter of 2006.

•                  Credit Marketing Services revenue was $39.6 million, down 3 percent compared to the second quarter of 2006.

•                  Direct Marketing Services revenue was $26.0 million, down 9 percent compared to the second quarter of 2006.

International

Total revenue was $115.3 million in the second quarter of 2007, a 15 percent increase from the second quarter of 2006. In local currency, revenue was up 9 percent when compared to the same period in the prior year. Operating margin for International was 29.0 percent in the second quarter of 2007, down from 29.7 percent in the second quarter of 2006.

•                  Europe revenue was $45.2 million, up 20 percent compared to the second quarter of 2006. In local currency, revenue was up 11 percent when compared to the same period in the prior year.

•                  Latin America revenue was $44.1 million, up 14 percent compared to the second quarter of 2006. In local currency, revenue was up 9 percent when compared to the same period in the prior year.

•                  Canada Consumer revenue was $26.0 million, up 8 percent compared to the second quarter of 2006. In local currency, revenue was up 6 percent when compared to the same period in the prior year.

North America Personal Solutions

Total revenue rose to $38.6 million, a 24 percent increase from the second quarter of 2006. Operating margin was 19.0 percent versus a negative margin in the second quarter of 2006.  Operating margin for the second quarter of 2006 included the impact of a $14 million loss contingency related to certain litigation matters.  On a non-GAAP basis, excluding the impact of the loss contingency, operating margin was 9 percent in the second quarter of 2006.

North America Commercial Solutions

Total revenue rose to $15.3 million, a 41 percent increase from the second quarter of 2006. Operating margin was 6.4 percent, down from 13.5 percent in the second quarter of 2006.

TALX

Total revenue was $35.3 million, and operating margin was 12.8 percent, for the period from the acquisition on May 15, 2007 through June 30, 2007, meeting our expectations.  For the full calendar quarter, transaction volume for The Work Number business unit was 3.5 million, up 15 percent from the second quarter of 2006.  In addition, almost 5.3 million total records were added, bringing total records in the database to 152.3 million.

About Equifax

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, employment and income verification and human resources business process outsourcing services, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Customers have trusted Equifax for over 100 years to deliver innovative solutions with the highest integrity and reliability.  Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, HR/payroll services, and much more.  We empower individual consumers to manage their personal credit information, protect their identity and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. employs approximately 6,900 people in 14 countries throughout North America, Latin America and Europe. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

www.equifax.com

Earnings Conference Call and Webcast

Equifax’s quarterly teleconference to discuss the second quarter earnings release will be held tomorrow, July 24, at 8:30 a.m. (EDT). The live audio webcast of the speakers’ presentations will be available at www.equifax.com and a replay will be available at the same site shortly after the conclusion of the webcast. This press release, the financial tables, as well as other supplemental information, are also available at that web site.

Supplemental Financial Information and Non-GAAP Financial Measures

The Common Questions and Answers (Unaudited) (“Q&A”) that are a part of this press release include supplemental financial information which Equifax believes is useful to assess its operating performance. The following financial measures included herein or in the Q&A are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”): Operating income and net income excluding the 2006 litigation matters; consolidated operating margin excluding TALX operating results in 2007 and litigation-related matters in 2006; EBITDA, defined as operating income adding back depreciation and amortization expense and excluding the 2006 litigation matters; and diluted EPS, as adjusted for acquisition-related amortization expense and excluding the 2006 litigation matters.  Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and related notes are presented in the Q&A. This information can also be found under “About Equifax/Investor Center/Non-GAAP/GAAP Financial Measures” on our web site at www.equifax.com.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Reported results for the prior year quarter do not include revenue, operating income or operating expenses from TALX, which we acquired on May 15, 2007.  To give investors further basis for comparison, in addition to the historical reported results, we have provided pro forma results for the year ended December 31, 2006 and three months ended March 31, 2007. These pro forma results combine financial results from Equifax and TALX and are available in our Form 8-K/A filed on June 25, 2007 and on our web site at www.equifax.com/About Equifax/Investor Center/Financials/SEC Filings.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, risks relating to illegal third party efforts to access data, risks associated with our ability to complete and integrate acquisitions and other investments, changes in laws and regulations governing our business, including federal or state responses to identity theft concerns, the outcome of pending litigation, the impact of tax audits by the IRS or other taxing authorities, and certain other factors discussed under the caption “Risk Factors” in the Management’s Discussion and Analysis section of Equifax’s Annual Report on Form 10-K for the year ended December 31, 2006, in “Risk Factors” in TALX Corporation’s Annual Report on Form 10-K for the year ended March 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and in our other filings with the Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

  EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,
(In millions, except per share amounts)	2007	2006
	(Unaudited)
Operating revenue	$454.5	$387.7

Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	189.9	161.8
Selling, general and administrative expenses	115.2	109.0
Depreciation and amortization	29.6	20.5
Total operating expenses	334.7	291.3
Operating income	119.8	96.4
Interest expense	(10.4)	(8.2)
Minority interests in earnings, net of tax	(1.3)	(1.1)
Other income, net	1.1	15.0
Income before income taxes	109.2	102.1
Provision for income taxes	(39.1)	(32.5)
Net income	$70.1	$69.6

Basic earnings per common share	$0.52	$0.54
Weighted-average shares used in computing basic earnings per share	134.9	128.1
Diluted earnings per common share	$0.51	$0.53
Weighted-average shares used in computing diluted earnings per share	138.6	130.4
Dividends per common share	$0.04	$0.04

  EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,
(In millions, except per share amounts)	2007	2006
	(Unaudited)
Operating revenue	$859.7	$761.7
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	359.2	313.0
Selling, general and administrative expenses	212.8	201.5
Depreciation and amortization	51.0	41.6
Total operating expenses	623.0	556.1
Operating income	236.7	205.6
Interest expense	(17.8)	(16.1)
Minority interests in earnings, net of tax	(2.7)	(2.0)
Other income, net	1.3	15.5
Income before income taxes	217.5	203.0
Provision for income taxes	(78.4)	(70.5)
Net income	$139.1	$132.5

Basic earnings per common share	$1.07	$1.03
Weighted-average shares used in computing basic earnings per share	129.9	128.6
Diluted earnings per common share	$1.05	$1.01
Weighted-average shares used in computing diluted earnings per share	132.9	131.0
Dividends per common share	$0.08	$0.08

  EQUIFAX

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In millions, except par values)	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$264.2	$67.8
Trade accounts receivable, net of allowance for doubtful accounts of $11.3 and $8.7 at June 30, 2007 and December 31, 2006, respectively	296.2	244.8
Prepaid expenses	35.5	21.5
Other current assets	29.9	11.1
Total current assets	625.8	345.2
Property and equipment:
Capitalized internal-use software and system costs	263.9	243.8
Data processing equipment and furniture	159.3	132.2
Land, buildings and improvements	37.5	29.7
Total property and equipment	460.7	405.7
Less accumulated depreciation and amortization	(273.0)	(243.8)
Total property and equipment, net	187.7	161.9

Goodwill	1,743.8	842.0
Indefinite-lived intangible assets	95.5	95.2
Purchased intangible assets, net	801.0	242.2
Prepaid pension asset	57.8	47.7
Other assets, net	67.4	56.4
Total assets	$3,579.0	$1,790.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current maturities	$427.2	$330.0
Accounts payable	33.9	23.5
Accrued expenses	69.2	62.0
Accrued salaries and bonuses	34.4	41.9
Deferred revenue	72.4	62.7
Other current liabilities	79.5	62.0
Total current liabilities	716.6	582.1
Long-term debt	778.6	173.9
Deferred income tax liabilities, net	234.3	70.8
Long-term pension and other postretirement benefit liabilities	60.7	65.3
Other long-term liabilities	63.4	60.4
Total liabilities	1,853.6	952.5

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 187.7 and 186.3 at June 30, 2007 and December 31, 2006, respectively; Outstanding shares - 142.7 and 124.7 at June 30, 2007 and December 31, 2006, respectively	234.7	232.9
Paid-in capital	985.8	609.2
Retained earnings	1,907.4	1,778.6
Accumulated other comprehensive loss	(206.0)	(232.2)
Treasury stock, at cost, 41.3 shares and 57.7 shares at June 30, 2007 and December 31, 2006	(1,138.9)	(1,490.9)
Stock held by employee benefits trusts, at cost, 3.7 shares and 3.9 shares at June 30, 2007 and December 31, 2006	(57.6)	(59.5)
Total shareholders’ equity	1,725.4	838.1
Total liabilities and shareholders’ equity	$3,579.0	$1,790.6

  EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(In millions)	2007	2006
	(Unaudited)
Operating activities:
Net income	$139.1	$132.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51.0	41.6
Stock-based compensation expense	9.0	10.8
Tax effects of stock-based compensation plans	10.8	4.2
Excess tax benefits from stock-based compensation plans	(10.5)	(4.1)
Deferred income taxes	(1.1)	0.3
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	0.5	(20.5)
Prepaid expenses and other current assets	(17.9)	(6.6)
Other assets	(14.4)	(4.7)
Current liabilities, excluding debt	(15.4)	14.3
Other long-term liabilities, excluding debt	2.0	(13.0)
Cash provided by operating activities	153.1	154.8
Investing activities:
Capital expenditures	(31.8)	(26.5)
Acquisitions, net of cash acquired	(290.7)	—
Other	(3.8)	(0.1)
Cash used in investing activities	(326.3)	(26.6)
Financing activities:
Net short-term borrowings	97.1	3.3
Net repayments under long-term revolving credit facilities	(121.6)	(30.0)
Treasury stock purchases	(170.3)	(98.6)
Dividends paid	(10.0)	(10.3)
Proceeds from exercise of stock options	22.4	13.4
Excess tax benefits from stock-based compensation plans	10.5	4.1
Proceeds from issuance of long-term debt	544.6	—
Payments on cash flow hedges	(4.9)	—
Other	(0.1)	0.1
Cash provided by (used in) financing activities	367.7	(118.0)
Effect of foreign currency exchange rates on cash and cash equivalents	1.9	0.5
Increase in cash and cash equivalents	196.4	10.7
Cash and cash equivalents, beginning of period	67.8	37.5
Cash and cash equivalents, end of period	$264.2	$48.2

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.          Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:  (TALX operating revenue and operating income includes only the period from the May 15, 2007 date of its acquisition.)

	Three Months Ended June 30,
(in millions)	2007	% of Revenue	2006*	%of Revenue	$ Change	% Change
Operating revenue:
U.S. Consumer Information Solutions	$250.0	55%	$245.4	63%	$4.6	2%
International	115.3	25%	100.2	26%	15.1	15%
North America Personal Solutions	38.6	9%	31.2	8%	7.4	24%
North America Commercial Solutions	15.3	3%	10.9	3%	4.4	41%
TALX	35.3	8%	—	nm	35.3	nm
Total operating revenue	$454.5	100%	$387.7	100%	$66.8	17%

	Three Months Ended June 30,
(in millions)	2007	Operating Margin	2006*	Operating Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$101.0	40.4%	$102.0	41.5%	$(1.0)	-1%
International	33.5	29.0%	29.8	29.7%	3.7	12%
North America Personal Solutions	7.4	19.0%	(11.3)	-36.2%	18.7	165%
North America Commercial Solutions	1.0	6.4%	1.5	13.5%	(0.5)	-33%
TALX	4.5	12.8%	—	nm	4.5	nm
General Corporate Expense	(27.6)	nm	(25.6)	nm	(2.0)	-8%
Total operating income	$119.8	26.4%	$96.4	24.9%	$23.4	24%

	Six Months Ended June 30,
(in millions)	2007	% of Revenue	2006*	% of Revenue	$ Change	% Change
Operating revenue:
U.S. Consumer Information Solutions	$497.1	58%	$486.0	64%	$11.1	2%
International	221.0	26%	192.8	25%	28.2	15%
North America Personal Solutions	76.6	9%	61.8	8%	14.8	24%
North America Commercial Solutions	29.7	3%	21.1	3%	8.6	41%
TALX	35.3	4%	—	nm	35.3	nm
Total operating revenue	$859.7	100%	$761.7	100%	$98.0	13%

	Six Months Ended June 30,
(in millions)	2007	Operating Margin	2006*	Operating Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$202.8	40.8%	$201.8	41.5%	$1.0	0%
International	65.9	29.8%	56.5	29.3%	9.4	17%
North America Personal Solutions	13.6	17.8%	(10.4)	-16.8%	24.0	231%
North America Commercial Solutions	2.3	7.9%	2.7	12.8%	(0.4)	-14%
TALX	4.5	12.8%	—	nm	4.5	nm
General Corporate Expense	(52.4)	nm	(45.0)	nm	(7.4)	-16%
Total operating income	$236.7	27.5%	$205.6	27.0%	$31.1	15%

nm - not meaningful

* Effective January 1, 2007, we completed our organizational realignment which changed our operating segments. Therefore, the first and second quarters of 2006 financial results have been recast to be consistent with the 2007 presentation.

2.          Can you provide a further analysis of operating revenue in the product and services lines, or geographic regions within each operating segment?

Operating revenue consists of the following components:  (TALX operating revenue includes only the period from the May 15, 2007 date of its acquisition.)

	Three Months Ended June 30,
(in millions)	2007	% of Revenue	2006*	% of Revenue	$ Change	% Change
Operating revenue:
Online Consumer Information Solutions	$165.4	36%	$156.9	40%	$8.5	5%
Mortgage Reporting Solutions	19.0	4%	19.2	5%	(0.2)	-1%
Credit Marketing Services	39.6	9%	40.6	11%	(1.0)	-3%
Direct Marketing Services	26.0	6%	28.7	7%	(2.7)	-9%
Total U.S. Consumer Information Solutions	250.0	55%	245.4	63%	4.6	2%
Europe	45.2	10%	37.6	10%	7.6	20%
Latin America	44.1	10%	38.6	10%	5.5	14%
Canada Consumer	26.0	5%	24.0	6%	2.0	8%
Total International	115.3	25%	100.2	26%	15.1	15%
North America Personal Solutions	38.6	9%	31.2	8%	7.4	24%
North America Commercial Solutions	15.3	3%	10.9	3%	4.4	41%
The Work Number	15.5	4%	—	0%	15.5	nm
Tax and Talent Management Services	19.8	4%	—	0%	19.8	nm
Total TALX	35.3	8%	—	0%	35.3	nm
Total operating revenue	$454.5	100%	$387.7	100%	$66.8	17%

	Six Months Ended June 30,
(in millions)	2007	% of Revenue	2006*	% of Revenue	$ Change	% Change
Operating revenue:
Online Consumer Information Solutions	$327.5	38%	$311.8	41%	$15.7	5%
Mortgage Reporting Solutions	36.5	4%	39.3	5%	(2.8)	-7%
Credit Marketing Services	80.0	10%	80.4	11%	(0.4)	-1%
Direct Marketing Services	53.1	6%	54.5	7%	(1.4)	-3%
Total U.S. Consumer Information Solutions	497.1	58%	486.0	64%	11.1	2%
Europe	87.4	10%	72.5	9%	14.9	21%
Latin America	83.8	10%	73.5	10%	10.3	14%
Canada Consumer	49.8	6%	46.8	6%	3.0	7%
Total International	221.0	26%	192.8	25%	28.2	15%
North America Personal Solutions	76.6	9%	61.8	8%	14.8	24%
North America Commercial Solutions	29.7	3%	21.1	3%	8.6	41%
The Work Number	15.5	2%	—	0%	15.5	nm
Tax and Talent Management Services	19.8	2%	—	0%	19.8	nm
Total TALX	35.3	4%	—	0%	35.3	nm
Total operating revenue	$859.7	100%	$761.7	100%	$98.0	13%

nm - not meaningful

* Effective January 1, 2007, we completed our organizational realignment which changed our operating segments. Therefore, the first and second quarters of 2006 financial results have been recast to be consistent with the 2007 presentation.

3.          What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 35.8% for the three months ended June 30, 2007, up from 31.8% for the same period in 2006 due primarily to a $14 million non-taxable litigation settlement recorded during the second quarter of 2006. Additionally, the June 30, 2007 rate reflects a lower foreign and state tax rate compared to the June 30, 2006 rate and a favorable discrete item related to our foreign tax credit utilization.  The effective income tax rate was 36.1% for the six months ended June 30, 2007, up from 34.7% for the same period  in 2006, due to the same factors discussed above.

4.          Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows: (TALX depreciation and amortization amounts include only the period from the May 15, 2007 date of its acquisition.)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
U.S. Consumer Information Solutions	$11.9	$11.3	$23.5	$23.0
International	5.2	4.9	10.0	9.6
North America Personal Solutions	0.7	0.7	1.6	1.5
North America Commercial Solutions	1.4	0.9	2.8	1.9
TALX	7.4	—	7.4	—
General Corporate Expense	3.0	2.7	5.7	5.6
Total depreciation and amortization	$29.6	$20.5	$51.0	$41.6

5.          What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended June 30, 2007
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada *	$0.7	2%	$0.3	2%
Europe	3.4	9%	0.7	7%
Latin America	2.0	5%	0.4	4%
	$6.1	2%	$1.4	1%

	Six Months Ended June 30, 2007
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada *	$0.3	1%	$0.1	1%
Europe	7.7	11%	1.8	10%
Latin America	2.5	3%	0.5	2%
	$10.5	1%	$2.4	1%

* Canada financial results are reported in both our North America Commercial Solutions and International operating segments.

6.          What was the share repurchase activity for the quarter?

We repurchased 4.2 million shares of our common stock on the open market for $179.3 million during the second quarter of 2007.  At June 30, 2007, $603.3 million was authorized and available for future share repurchases.

7.          What was the weighted average cost of debt?

The weighted average cost of debt was 6.2% at June 30, 2007, an increase from 5.7% at June 30, 2006, due primarily to the issuance of longer term fixed-rate debt and repayment of short-term debt.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)*

(Dollars in millions, except per share amounts)

A.         Reconciliation of operating income and net income for purposes of comparability highlighting the impact of the following 2006 transactions:

• Litigation loss contingency of $14.0 million ($8.6 million, net of tax) recorded in Operating Income, as defined below in “Litigation loss contingency”.

• Litigation settlement of $14.1 million (non-taxable) recorded in Other Income, net, as defined below in “Litigation settlement”.

North America Personal Solutions Operating Income

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change
North America Personal Solutions operating income (loss)	$7.4	$(11.3)	165%	$13.6	$(10.4)	231%
Litigation loss contingency	—	14.0		—	14.0
North America Personal Solutions operating income, excluding the litigation loss contingency	$7.4	$2.7	174%	$13.6	$3.6	278%

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
North America Personal Solutions operating margin	19.0%	-36.2%	17.8%	-16.8%
Litigation loss contingency	—	44.9%	—	22.6%
North America Personal Solutions operating margin, excluding the litigation loss contingency	19.0%	8.7%	17.8%	5.8%

Consolidated Operating and Net Income

	Three Months Ended		Three Months Ended
	June 30, 2007		June 30, 2006		% Change 2007 vs 2006
	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income

Income	$119.8	$70.1	$96.4	$69.6	24%	1%
Litigation loss contingency	—	—	14.0	8.6	nm	nm
Litigation settlement	—	—	—	(14.1)	nm	nm
Income, excluding the litigation loss contingency and litigation settlement	$119.8	$70.1	$110.4	$64.1	8%	9%

	Six Months Ended		Six Months Ended
	June 30, 2007		June 30, 2006		% Change 2007 vs 2006
	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income

Income	$236.7	$139.1	$205.6	$132.5	15%	5%
Litigation loss contingency	—	—	14.0	8.6	nm	nm
Litigation settlement	—	—	—	(14.1)	nm	nm
Income, excluding the litigation loss contingency and litigation settlement	$236.7	$139.1	$219.6	$127.0	8%	10%

B.         Presentation of consolidated operating margin excluding TALX operating results in 2007 and litigation-related matters in 2006:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Consolidated operating margin	26.4%	24.9%	27.5%	27.0%
Litigation loss contingency	—	3.6%	—	1.8%
TALX operating income	1.1%	—	0.5%	—
Consolidated operating margin, excluding the litigation loss contingency and TALX	27.5%	28.5%	28.0%	28.8%

nm - Not meaningful

* See the “Caution Concerning Forward-Looking Statements” section in this earnings release regarding forecasted amounts or expectations related to results associated with future periods.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures Unaudited)*

(Dollars in millions, except per share amounts)

C.         Reconciliation of net income to diluted EPS, adjusted for acquisition-related amortization expense and 2006 litigation matters discussed above:

	Three Months Ended
	June 30, 2007	June 30, 2006	$ Change	% Change

Net income	$ 70.1	$ 69.6	$ 0.5	1%
Acquisition-related amortization expense, net of tax	9.1	4.7	4.4	94%
Litigation loss contingency	—	8.6	(8.6)	nm
Litigation settlement	—	(14.1)	14.1	nm
Net income, adjusted for acquisition-related amortization expense and 2006 litigation matters	$ 79.2	$ 68.8	$ 10.4	15%
Diluted EPS, adjusted for acquisition-related amortization expense and 2006 litigation matters	$ 0.57	$ 0.53	$ 0.04	8%
Weighted-average shares used in computing adjusted, diluted EPS	138.6	130.4

	Six Months Ended
	June 30, 2007	June 30, 2006	$ Change	% Change

Net income	$ 139.1	$ 132.5	$ 6.6	5%
Acquisition-related amortization expense, net of tax	13.9	9.9	4.0	40%
Litigation loss contingency	—	8.6	(8.6)	nm
Litigation settlement	—	(14.1)	14.1	nm
Net income, adjusted for acquisition-related amortization expense and 2006 litigation matters	$ 153.0	$ 136.9	$ 16.1	12%
Diluted EPS, adjusted for acquisition-related amortization expense and 2006 litigation matters	$ 1.15	$ 1.05	$ 0.10	10%
Weighted-average shares used in computing adjusted, diluted EPS	132.9	131.0

D.         Reconciliation of operating income to EBITDA (operating income before depreciation and amortization expense and litigation loss contingency):

	Three Months Ended
	June 30, 2007	June 30, 2006	$ Change	% Change

Operating income	$ 119.8	$ 96.4	$ 23.4	24%
Depreciation and amortization expense	29.6	20.5	9.1	44%
Litigation loss contingency	—	14.0	(14.0)	nm
EBITDA	$ 149.4	$ 130.9	$ 18.5	14%

	Six Months Ended
	June 30, 2007	June 30, 2006	$ Change	% Change

Operating income	$ 236.7	$ 205.6	$ 31.1	15%
Depreciation and amortization expense	51.0	41.6	9.4	23%
Litigation loss contingency	—	14.0	(14.0)	nm
EBITDA	$ 287.7	$ 261.2	$ 26.5	10%

nm - Not meaningful

* See the “Caution Concerning Forward-Looking Statements” section in this earnings release regarding forecasted amounts or expectations related to results associated with future periods.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Reconciliation of operating income and net income for the purposes of comparability highlighting the impact of the following:

Litigation Loss Contingency – During the second quarter of 2006, we recorded a $14.0 million, pretax, and $8.6 million, net of tax, loss contingency related to certain legal matters. Of this $14.0 million, pretax loss, $11.5 million was recognized in selling, general and administrative expenses and $2.5 million was recognized in cost of services on our Consolidated Statements of Income during the three and six months ended June 30, 2006. This loss was included within our North America Personal Solutions segment financial results.

Litigation Settlement – In June 2006, we consummated a settlement of claims against certain former selling shareholders of Naviant, Inc.  In 2004, we served a demand for arbitration alleging, among other things, that the sellers were liable for rescission or for indemnification as a result of breaches of various representations and warranties concerning information furnished to us in connection with our acquisition of Naviant, Inc. in 2002.  As a result of this settlement, we recognized a $14.1 million non-taxable gain in other income, net on our Consolidated Statements of Income for the three and six months ended June 30, 2006.

Management believes excluding the foregoing litigation matters (the “2006 litigation matters”) from our financial results provides meaningful supplemental information regarding our financial results for the three and six months ended June 30, 2007, as compared to the same periods in 2006 since (1) the gain related to the litigation settlement associated with our previous acquisition of Naviant Inc. is material and is not reflective of our core operations and (2) the litigation loss contingency of such a material amount is not comparable to similar activity in the prior periods presented. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Presentation of consolidated operating margin excluding TALX operating results in 2007 and litigation - related matters in 2006 – Management believes excluding the results of TALX from the calculation of operating margin is meaningful supplemental information for purposes of comparing the results of Equifax’s operating units on a basis consistent with that prior to the completion of the TALX acquisition.  This presentation provides investors additional information to assess our trends in operating performance during 2007 until our consolidated results reflect our TALX business on a comparable basis.

Diluted EPS, adjusted for acquisition-related amortization expense and the 2006 litigation matters – We calculate this financial measure by excluding acquisition-related amortization expense and the 2006 litigation matters, net of tax, from the determination of net income in the calculation of diluted EPS. This financial measure is not prepared in conformity with GAAP. This non-GAAP financial measure should not be considered as an alternative to diluted EPS, net income, operating income, operating margin, or cash provided by operating activities.

Management believes that this measure is useful because management excludes acquisition-related amortization expense when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquired amortizable intangible assets and not to the core operations of our businesses.

EBITDA – We calculate EBITDA by adding back depreciation and amortization expense and the 2006 litigation loss contingency to operating income. This financial measure is not prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) since it excludes depreciation and amortization expense, as well as interest expense, minority interest in earnings (net of tax), other income, net, provision for income taxes from earnings and the 2006 litigation loss contingency. This non-GAAP financial measure should not be considered as an alternative to net income, operating income, operating margin, or cash provided by operating activities. Our definition of EBITDA may not be comparable with non-GAAP financial measures used by other companies.

Management believes that EBITDA is a useful supplemental measure to investors because it is consistent with how management evaluates our financial performance and is frequently used by securities analysts and other interested parties to evaluate companies in our industry. Additionally, management uses this measure as an important metric for forecasting and analyzing future periods, as well as evaluating future investing and financing decisions.